                                                                      EXHIBIT 11
                                                                      ----------

                       SUNBASE ASIA, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
         THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999
       (Amounts in thousands, except number of shares and per share data)


                                                 Nine Months Ended September 30,        Three Months Ended September 30,
                                                 -------------------------------        --------------------------------

                                                  1998         1999         1999         1998         1999         1999
                                                   RMB          RMB          US$          RMB          RMB          US$
                                                   ---          ---          ---          ---          ---          ---
BASIC

Net loss from continuing operations            (27,878)    (113,438)     (13,669)     (19,985)     (84,510)     (10,183)

Net loss from discontinued operation,
   net of income taxes                          (2,214)     (16,568)      (1,996)        (713)      (3,905)        (470)
                                               -------     --------      -------      -------     --------      -------

                                               (30,092)    (130,006)     (15,665)     (20,698)     (88,415)     (10,653)
                                               =======     ========      =======      =======     ========      =======
Weighted average number of
   shares of common stock outstanding:

Share of common stock outstanding           13,215,509   14,118,751   14,118,751   13,576,116   14,118,751   14,118,751
                                            ==========   ==========   ==========   ==========   ==========   ==========

Net loss per common share:

Loss from continuing operation                   (2.11)       (8.03)       (0.97)       (1.47)       (5.99)       (0.72)
                                               =======     ========      =======      =======     ========      =======
Net loss                                         (2.28)       (9.21)       (1.11)       (1.53)       (6.26)       (0.75)
                                               =======     ========      =======      =======     ========      =======

                       SUNBASE ASIA, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
         THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999
       (Amounts in thousands, except number of shares and per share data)


                                                  Nine Months Ended September 30,          Three Months Ended September 30,
                                                  -------------------------------          --------------------------------

                                                 1998          1999          1999          1998          1999          1999
                                                  RMB           RMB           US$           RMB           RMB           US$
                                                  ---           ---           ---           ---           ---           ---
DILUTED

Net loss from continuing operation            (27,878)     (113,438)      (13,669)      (19,985)      (84,510)      (10,183)

Net loss from discontinued operations,
    net of income taxes                        (2,214)      (16,568)       (1,996)         (713)       (3,905)         (470)
                                              -------      --------       -------       -------      --------       -------
Net loss                                      (30,092)     (130,006)      (15,665)      (20,698)      (88,415)      (10,653)
                                              =======      ========       =======       =======      ========       =======

Weighted average number of shares
    of common stock outstanding:
Share of common stock
    outstanding on January 1               12,700,142    14,118,751    14,118,751    12,700,142    14,118,751    14,118,751

Conversion of Series B Preferred
    Share                                     515,364             -             -       875,971             -             -

Share issued as a result of rounding
    from reverse stock split                        3             -             -             3             -             -
                                              -------      --------       -------       -------      --------       -------

Weighted average number of
    shares of common stock outstanding     13,215,509    14,118,751    14,118,751    13,576,116    14,118,751    14,118,751


Shares of common stock
    issuable assuming conversion of
    the Convertible Preferred Stock

    - Series A                                      -             -             -             -             -             -
    - Series B                                      -             -             -             -             -             -

Shares of common stock issuable
    assuming conversion of the
    Convertible Debentures on
    August 23, 1996                                 -             -             -             -             -             -
                                           ----------    ----------    ----------    ----------    ----------    ----------

Total weighted average number of
    shares of common stock and
    common stock equivalents
    outstanding                            13,215,509    14,118,751    14,118,751    13,576,116    14,118,751    14,118,751
                                           ==========    ==========    ==========    ==========    ==========    ==========

Net loss per common share:
Net loss from continuing operation              (2.11)        (8.03)        (0.97)        (1.47)        (5.99)        (0.72)
                                           ==========    ==========    ==========    ==========    ==========    ==========
Net loss                                        (2.28)        (9.21)        (1.11)        (1.53)        (6.26)        (0.75)
                                           ==========    ==========    ==========    ==========    ==========    ==========